Exhibit 99.1

Atlas Energy Solutions Announces Executed 5-Year Power Purchase Agreement for 120 Megawatts (“MW”) of Private Generation Capacity and Provides Updated Operational and Financial Guidance

Austin, TX – April 1, 2026 – Atlas Energy Solutions Inc. (NYSE: AESI) (together with its subsidiaries, “Atlas” or the “Company”) today announced that it has executed a 5-year power purchase agreement (the “PPA”) with a subsidiary of an investment-grade technology infrastructure provider. The PPA features an initial term of 5 years and two additional 5-year extension options. The equipment to be delivered pursuant to the PPA represents 50% of the 240 MW of recently ordered power generation equipment from a dealer of Caterpillar Inc. (NYSE: CAT), which was previously announced on November 3, 2025. The Company expects delivery of equipment and construction to begin later this year, with commissioning and energization to take place in first half of 2027. Atlas expects the deployment of these power assets to generate approximately $50 to 55 million of Adjusted Free Cash Flow(1) on an annualized basis.

Under the terms of the PPA, Atlas will provide high-efficiency natural gas reciprocating engine generators designed to effectively manage anticipated load requests and adjustments, ensuring continuous, stable power delivery in all operating conditions while providing operational flexibility.

Additionally, to support the customer’s power needs during the construction and commissioning phases of the private grid facility, Atlas has entered into an agreement to provide bridge power utilizing mobile generators and related equipment that began arriving onsite in March 2026.

John Turner, President & CEO, commented, “The commercial opportunity set for our Power segment is accelerating rapidly, further highlighting the demand for private grid power generation across a variety of end markets. These two transactions are proof of our strategy of using our power platform and experience to meet the full cycle needs of our customers from bridge to permanent on-site generation solutions. This marks another achievement in Atlas’s history of large-scale, innovative solutions. We continue to pursue opportunities for similar systems under similar contracts as Atlas furthers our goals and America’s goals of energy dominance.”

First Quarter 2026 Guidance Update and Second Quarter 2026 Outlook

Atlas is updating its first quarter 2026 financial guidance ahead of its full earnings release. The Company now expects first quarter Adjusted EBITDA(1) in a range of approximately $26-30 million, compared to prior guidance of approximately flat with Q4 2025 levels.

Following severe winter weather in January that disrupted West Texas oilfield activity, Atlas incurred expenses related to maintenance activities at its flagship Kermit facility beyond its original expectations. These incremental maintenance projects addressed production inefficiencies identified during restart and were necessary to ensure the asset is operating at full capacity ahead of an anticipated period of higher demand. This temporarily elevated maintenance spending constrained production and sales inventory during February and early March. While overall sand sales volume is expected to be in-line with prior guidance of 5.8 million tons, the Company was required to purchase approximately 150 thousand tons of third-party sand to meet customer obligations and to turn away incremental sales opportunities during the quarter, negatively impacting margins. Following the completion of the maintenance projects, the Kermit facility is better positioned to operate efficiently, which the Company deems timely due to improving market conditions and an increase in customer demand. First quarter results were further impacted by a temporary spike in third-party trucking rates and a late-quarter increase in diesel prices. The contractual recapture process with customers on both items is now substantially complete.

With the underlying commodity macro environment having improved rapidly over the course of the first quarter, the Company has begun to see the beginnings of increased customer demand that is positioned to accelerate over the coming months if current commodity price trends hold. Atlas has contracted an incremental one million tons of sand for the remainder of 2026, and contracted customer volumes are at a level where mining operations are effectively sold out for the second quarter at current production levels. Any incremental tonnage beyond current capacity would likely require meaningfully higher pricing to justify a production ramp.

Additionally, Atlas's Power business is building contracting momentum rapidly. During the first quarter, the Company executed multiple contracts, spanning upstream and midstream micro-grid projects and bridge power deployments in the commercial and industrial market. These agreements are expected to contribute approximately $35 million in incremental Adjusted EBITDA(1) over the remaining nine months of 2026. Combined with the landmark private grid power agreement announced today that is expected to contribute approximately $50 to $55 million of Adjusted Free Cash Flow(1) on an annualized basis once operational in the first half of 2027, Atlas’s Power business is emerging as a material and growing contributor to Atlas's earnings profile, one management expects to scale significantly as demand for distributed power infrastructure continues to accelerate.

For the second quarter, higher sales volume and improved margin flow-through in sand & logistics, combined with meaningfully increased power contribution, is expected to result in sequentially improved financial results with Adjusted EBITDA(1) expected to total approximately $50 million.

Footnotes

(1)
Please see “Non-GAAP Financial Measures” and Non-GAAP Measure Definitions” below.

About Atlas Energy Solutions

Atlas Energy Solutions Inc. (NYSE: AESI) is a leading solutions provider to the energy industry. Atlas’s portfolio of offerings includes oilfield logistics, distributed power systems, and the largest proppant supply network in the Permian Basin. With a focus on leveraging technology, automation, and remote operations to enhance efficiencies, Atlas is centered on a core mission of improving human access to the hydrocarbons that power our lives and, by doing so, maximizing value creation for our shareholders.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive or prospective in nature, that depend upon or refer to future events or conditions or that include the words “may,” “assume,” “forecast,” “position,” “strategy,” “potential,” “continue,” “could,” “will,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Examples of forward-looking statements include, but are not limited to statements regarding: the anticipated financial benefits of the PPA, expected accretion to Adjusted Free Cash Flow, , expected accretion to Adjusted EBITDA resulting from distributed power contracts, anticipated improvements in commodity prices, expected growth and opportunities in our power business and the power market, our business strategy, future operations and profitability, expected capital expenditures and the impact of such expenditures on our performance, statements about our financial position, production, revenues and losses, our capital programs, management changes, current and potential future long-term contracts and our future business and financial performance.

Although forward-looking statements reflect our good faith beliefs at the time they are made, we caution you that these forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to: uncertainties as to whether our business strategy will achieve its anticipated benefits and projected results within the expected time period or at all; our ability to participate in and execute on opportunities in the private grid power market; the continued growth of demand in the private grid power market; changes in local, state and federal regulations that may impact the private grid power market; unforeseen or unknown liabilities, future capital expenditures and potential litigation; unexpected future capital expenditures; commodity price volatility, including volatility stemming from the ongoing armed conflicts between Russia and Ukraine, Israel and Hamas, and the United States and Israel and Iran; increasing hostilities and instability in the Middle East; higher than expected costs to operate our proppant production and processing facilities or the Dune Express; the volume of proppant we are able to sell and our ability to enter into supply contracts for our proppant on acceptable terms; the prices we are able to charge, and the margins we are able to realize, from our sales of proppant, logistics services, or mobile power generation; the demand for and price of proppant and power generation, particularly in the Permian Basin; the domestic and foreign supply of and demand for oil and natural gas; the effects of actions by, or disputes among or between, members of OPEC+ with respect to production levels or other matters related to the prices of oil and natural gas; customer concentration, the potential for future consolidation amongst current or potential customers and the possibility that customers may not continue to outsource their power system needs, which could affect demand for our products and services, especially in the power generation industry; inability of our customers to take delivery; any planned or future expansion projects or capital expenditures; inaccuracies in estimates of volumes and qualities of our frac sand reserves; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by U.S. and foreign governments; volatility in political, legal and regulatory environments; and other factors discussed or referenced in our filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”), including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on February 24, 2026 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

This press release includes or references certain forward-looking financial measures not prepared in conformity with generally accepted accounting principles (“GAAP”), including Adjusted Free Cash Flow and Adjusted EBITDA. Because Atlas provides certain of these measures on a forward-looking basis, it cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP financial measures, such as net cash provided by operating activities, net income, or any other measure derived in accordance with GAAP. Accordingly, Atlas is unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Atlas believes that these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing Atlas’s forecasted financial performance to the forecasted financial performance of other companies in the industry.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion and Maintenance Capital Expenditures are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others, in the case of Adjusted EBITDA, to assess our consolidated operating performance on a consistent basis across periods by removing the effects of development activities, provide views on capital resources available to organically fund growth projects and, in the case of Adjusted Free Cash Flow, assess the financial performance of our assets and their ability to sustain dividends or reinvest to organically fund growth projects over the long term without regard to financing methods, capital structure, or historical cost basis.

These measures do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted EBITDA and Adjusted Free Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion and Maintenance Capital Expenditures may differ from computations of similarly titled measures of other companies.

Non-GAAP Measure Definitions

We define Adjusted EBITDA as net income before depreciation, depletion and accretion expense, amortization expense of acquired intangible assets, interest expense, income tax expense, stock and unit-based compensation, loss on extinguishment of debt, loss on disposal of assets, insurance recovery (gain), unrealized commodity derivative gain (loss), other acquisition related costs, and other non-recurring costs. We believe Adjusted EBITDA is useful to investors because it allows them to more effectively evaluate our consolidated operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure.

We define Adjusted Free Cash Flow as Adjusted EBITDA plus principal payments received under sales-type lease and less Maintenance Capital Expenditures. We believe that Adjusted Free Cash Flow is useful to investors as it provides a measure of the ability of our business to generate cash.

We define Maintenance Capital Expenditures as capital expenditures excluding growth capital expenditures, reconstruction of previously incurred growth capital expenditures, equipment assets acquired through debt, and asset retirement obligations.

Investor Contact

Kyle Turlington

5918 W Courtyard Drive, Suite #500
Austin, Texas 78730
United States
T: 512-220-1200
IR@atlas.energy